Form 4 Joint Filer Information

Name:	Resolute Funds Limited

Address:	3080 Yonge Street, Suite 5000, Box 73
Toronto, Ontario
Canada M4N 3N1

Designated Filer:	Resolute Performance Fund

Issuer &
Ticker Symbol:	Triangle Petroleum Corporation [TPLM.OB]

Date of Event
Requiring Statement:	10/20/08

Signature:	By:	/s/ Tom Stanley
Name: Tom Stanley
Title: President